UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 25, 2015

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	001-35746	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue

Bryn Mawr, PA 19010

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2015, Bryn Mawr Bank Corporation (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), announced the appointment of Alison E. Gers as the Corporation’s Executive Vice President and Chief Operating Officer.

Ms. Gers, 57, has been serving as Executive Vice President of the Bank—Community Banking Division, Marketing, Technology and Information Services and Operations. She was employed by the Bank in 1998 as Senior Vice President of Marketing and was appointed Executive Vice President of the Bank in 2001. Since joining the Bank, Ms. Gers has held various positions. As of September 2005, she became responsible for the Community Banking Division, marketing, technology and information services and operations, in 2013, assumed responsibilities for Human Resources and in 2014, responsibility for Facilities. In connection with her assumption of the role of Chief Operating Officer, Ms. Ger’s annual salary for 2015 will be $300,090.

A copy of the press release issued by the Corporation on February 26, 2015 to announce the appointment of Ms. Gers is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

99.1	Press Release dated February 26, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ Francis J. Leto
Name:	Francis J. Leto
Title:	President

Date: February 26, 2015